UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2015

Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569
(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices, Including Zip Code)

(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On April 13, 2015, Builders FirstSource, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with ProBuild Holdings, LLC, a Delaware limited liability company (“ProBuild”), and the holders of securities of ProBuild named as parties thereto (collectively, the “Sellers”). Headquartered in Denver, Colorado, ProBuild is one of the nation’s largest professional building materials suppliers. Pursuant to the Agreement, the Company will acquire all of the operating subsidiaries of ProBuild through the purchase of all of the issued and outstanding equity interests of ProBuild for approximately $1.63 billion, subject to certain adjustments (the “Acquisition”).

The Agreement contains representations and warranties customary for transactions of this type. ProBuild has agreed to various customary covenants and agreements, including, among others, to use commercially reasonable efforts to conduct its business in the ordinary course during the interim period between the execution of the Agreement and the closing of the Acquisition and not to engage in certain types of significant transactions during this period. The parties have also agreed to use their reasonable best efforts to obtain approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). In addition, the Agreement provides that ProBuild will indemnify the Company with respect to breaches of certain representations, warranties, and covenants by ProBuild and the Sellers, as well as for other specified matters.

Consummation of the Acquisition is subject to certain customary conditions, including, among others, (i) the accuracy of the representations and warranties of, and the performance of all covenants by, the parties to the Agreement; (ii) the absence of a material adverse effect with respect to the business of ProBuild; (iii) the absence of certain legal injunctions or impediments prohibiting the transaction; (iv) expiration or termination of all applicable waiting periods under the HSR Act; and (v) ProBuild’s obtaining applicable consents to the assignment of certain real property leases to the Company.

The Agreement also contains certain termination provisions by the Company, ProBuild, and the Sellers, including if the Acquisition has not been consummated by November 13, 2015, subject to extension (the “Outside Date”), unless the terminating party’s material breach of the Agreement has been the principal cause of or resulted in the failure of the closing of the Acquisition to occur by such date. A termination of the Agreement by the Company, ProBuild, or the Sellers under certain specified circumstances following the Outside Date, including a failure to obtain regulatory approval or a failure of the Company’s debt financing to be funded, in each case, if all of the other conditions to the obligation of the Company to close the Acquisition have been satisfied (other than those conditions that, by their nature, are to be satisfied at the closing of the Acquisition ), will entitle ProBuild to receive from the Company a reverse termination fee equal to $81,250,000.

The Company has received a debt commitment letter from the parties thereto and certain of their respective affiliates pursuant to which they have committed to provide the Company with an $800 million senior secured ABL Facility, a $550 million senior secured first lien term loan facility, and a $750 million senior unsecured bridge facility (or up to $750 million in unsecured notes in lieu of all or a portion thereof). Additionally, the amount of the first lien term facility may be increased to repay, redeem, or defease the Company’s existing senior notes in an amount equal to $350 million plus any applicable make-whole payments (the “Quantum Increase”) required in connection with any such repayment, redemption, or defeasance. Under certain circumstances, the Quantum Increase may take the form of secured notes or unsecured notes instead of additional first lien term loans. The proceeds of the borrowings will be used on the closing date of the Acquisition to pay a portion of the aggregate acquisition consideration and related fees and expenses.

The Sellers have agreed to use reasonable best efforts to provide the Company with all cooperation reasonably requested by the Company to assist them in arranging the debt financing, including furnishing the Company with certain necessary financial information regarding ProBuild and taking other corporate and other actions reasonably requested by the Company to consummate the debt financing. Upon request, the Company will reimburse the Sellers for any documented and reasonable out-of-pocket costs and expenses incurred in connection with the Sellers’ cooperation with obtaining the debt financing.

The Company has also received an equity commitment letter (the “Equity Commitment Letter”) from JLL Partners Fund V, L.P. (“JLL Fund V”) and Warburg Pincus Private Equity IX, L.P. (“Warburg Pincus”). Pursuant to the Equity Commitment Letter, and subject to the terms and conditions thereof, JLL Fund V and Warburg Pincus have agreed that, in the event the Company is unable to consummate a public offering of shares of its common stock, then at the closing of the Acquisition JLL Fund V will purchase $40 million of the Company’s common stock and Warburg Pincus will purchase $60 million of the Company’s common stock.

The issuance of shares of the Company’s common stock to JLL Fund V and Warburg Pincus pursuant to the Equity Commitment Letter would be accomplished in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to file a proxy statement seeking approval by the Company’s stockholders of this possible issuance of securities to JLL Fund V and Warburg Pincus.

The description of the Agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Agreement. A copy of the Agreement will be filed as an exhibit to the Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2015, if not otherwise filed prior to that. When filed, the Form 10-Q or other form or report will also be available on the Company’s website at www.bldr.com. The copy of the Agreement attached as an exhibit to such form or report is intended to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries or affiliates or ProBuild. The representations, warranties, and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Agreement.

ITEM 7.01.	Regulation FD Disclosure.

On April 13, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that the Company had entered into the Agreement referenced herein. In the press release, the Company announced a conference call to be held at 8:00 a.m. Central Time and simultaneously broadcast live over the internet. An online archive of the webcast will be available on the Company’s website for approximately 90 days. A copy of the supplemental slides which will be discussed during the Company’s call is attached to this report as Exhibit 99.2 and incorporated herein by reference.

The information under this Item 7.01 along with Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibits 99.1 and 99.2 attached hereto are not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Forward Looking Information

The Company claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the completion of the Acquisition and the expected benefits of the transaction. Such statements are based on estimates, projections, beliefs, and assumptions that the Company believes are reasonable but are not guarantees of future events and results. Actual future events and results of the Company may differ materially from those expressed in such forward-looking statements as a result of a number of important factors. Information regarding factors that could affect the Company’s financial and other results can be found in the risk factors section of the Company’s most recent annual report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) and in subsequent filings with the SEC at www.sec.gov. In addition, there are significant risks and uncertainties relating to the Company’s proposed acquisition and ownership of ProBuild, including risks and uncertainties relating to the receipt of required approvals from government and regulatory authorities, the increased indebtedness of the Company and the completion of the Company’s debt and equity financing, the payment of any termination fee by the Company, and the integration of ProBuild’s operations and the realization of anticipated benefits of the Acquisition. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on the Company’s future results.

Additional Information and Where to Find It

Promptly after filing its definitive proxy statement with the SEC, the Company will mail a definitive proxy statement and a proxy card to each stockholder entitled to vote at a special meeting of stockholders to consider approval of the possible issuance of shares of the Company’s common stock to JLL Fund V and Warburg Pincus pursuant to the Equity Commitment Letter (the “Special Meeting”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the preliminary proxy statement, the definitive proxy statement, and any other documents filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (investors.bldr.com) or by writing to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.

Participants in the Solicitation

The Company and its directors and executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s Special Meeting. The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the Special Meeting.

Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 3, 2015, and in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 11, 2014. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant documents to be filed with the SEC in connection with the Special Meeting.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President,
General Counsel and Secretary

Dated: April 13, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release of Builders FirstSource, Inc. and ProBuild Holdings LLC, dated April 13, 2015

99.2	Supplemental slides provided in connection with the conference call of Builder FirstSource, Inc. on April 13, 2015, relating to the signing of an agreement to acquire ProBuild